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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 28, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE WALL STREET JOURNAL AND THE NEW YORK TIMES ON AUGUST 28, 2001:

                   CA'S STOCK PRICE IS UP OVER 70% THIS YEAR;
                     DON'T LET SAM WYLY DERAIL OUR PROGRESS

                                 [chart omitted]

YEAR-TO-DATE, CA'S STOCK PRICE HAS RISEN OVER 70%.* THAT'S BETTER PERFORMANCE
THAN:
The S&P 500                         Compaq                    IBM
The Nasdaq Composite                Dell                      Intel
Cisco                               Apple                     Microsoft
                                    Hewlett-Packard

As you can see, CA's stock has performed well this year. It has also performed well over the long term. Now the fourth largest software firm with a market capitalization of over $18 billion, CA's stock is up over 13,000% since its IPO and up over 1,200% in the last 10 years.** The company has generated over $4 billion in cash from operations, returned over $1.5 billion to shareholders in the form of dividends and share repurchases over the last three years and grown its revenues at a compounded annual rate of 30% for nearly 20 years.

Sure, we've had some bumps along the way. But we are making progress on a number of fronts. We are well positioned for future growth. We have great products and increasingly satisfied customers who like our increased flexibility. And, earlier this year, we added two new independent directors to our board and we have a high level search underway to find additional members.

DON'T LET SAM WYLY DERAIL CA'S PROGRESS
Despite our progress, Sam Wyly - who owns only 100 shares - wants you to let him have substantial influence over CA. He wants you to elect four of his associates
- four who don't own any CA stock, who supported his now discredited plan to break up CA and to whom he will make a substantial payment if elected.

Do you really believe Sam Wyly has your interests at heart? And what about Wyly's nominees? Would they continue to pursue Wyly's now discredited agenda? Will they work at cross purposes with the other directors? Would they undermine CA's


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momentum? And what impact could all of this uncertainty have on your investment?

WE BELIEVE CA IS WELL POSITIONED TO CONTINUE SERVING ITS CUSTOMERS WITH INNOVATIVE PRODUCTS AND CREATING SHAREHOLDER VALUE.

[CA logo]

PROTECT YOUR INVESTMENT AND VOTE FOR CA'S EXISTING BOARD. SIGN AND RETURN THE WHITE PROXY CARD. THROW AWAY WYLY'S RANGER GOVERNANCE GREEN CARD.
For additional information, please call MACKENZIE PARTNERS, INC. TOLL-FREE at 800-322-2885, or call D.F. KING & CO., INC. TOLL-FREE at 800-431-9642.

* BASED ON STOCK PRICE APPRECIATION FROM 12/29/00-8/24/01: CA (72%), S&P 500 (-10%), NASDAQ COMPOSITE (-22%), APPLE (25%), CISCO (-52%), COMPAQ (-9%), DELL (33%),HEWLETT-PACKARD (-20%), IBM (26%), INTEL (-3%) AND MICROSOFT (43%). FIGURES FROM FACTSET.
** CA'S STOCK PRICE IS UP 13,175% BETWEEN 12/11/81, THE DATE OF ITS IPO, AND 8/24/01; AND IT IS UP 1,230% BETWEEN 8/23/91 AND 8/24/01. SOURCE: FACTSET.